                                                                    EXHIBIT 99.2





                        PURCHASE AND ASSUMPTION AGREEMENT

                                  BY AND AMONG

                            FARMERS & MECHANICS BANK,

                               THE FIDELITY BANK,

                                       AND

                   CITIZENS NATIONAL BANK OF BERKELEY SPRINGS

                        PURCHASE AND ASSUMPTION AGREEMENT
                                TABLE OF CONTENTS

ARTICLE I - THE ASSETS............................................................................................2

SECTION 1.1.        BANKING CENTER................................................................................2

ARTICLE II - TRANSFER OF ASSETS AND LIABILITIES...................................................................2

SECTION 2.1.        TRANSFERRED ASSETS............................................................................2

SECTION 2.2.        PURCHASE PRICE................................................................................4

SECTION 2.3.        DEPOSIT LIABILITIES...........................................................................5

SECTION 2.4.        LOANS TRANSFERRED.............................................................................8

SECTION 2.5.        SAFE DEPOSIT BUSINESS.........................................................................9

SECTION 2.6.        EMPLOYEE MATTERS.............................................................................10

SECTION 2.7.        RECORDS AND DATA PROCESSING, ETC.............................................................11

SECTION 2.8.        SECURITY.....................................................................................12

SECTION 2.9.        TAXES AND FEES; PRORATION OF CERTAIN EXPENSES................................................12

SECTION 2.10.       TITLE TO REAL PROPERTY.......................................................................12

SECTION 2.11.       ENVIRONMENTAL MATTERS........................................................................14

ARTICLE III - CLOSING AND EFFECTIVE TIME.........................................................................15

SECTION 3.1.        EFFECTIVE TIME...............................................................................15

SECTION 3.2.        CLOSING......................................................................................15

SECTION 3.3.        POST CLOSING ADJUSTMENTS.....................................................................18

ARTICLE IV - INDEMNIFICATION.....................................................................................18

SECTION 4.1.        SELLER'S INDEMNIFICATION OF PURCHASER........................................................18

SECTION 4.2.        PURCHASER'S INDEMNIFICATION OF SELLER........................................................19

SECTION 4.3.        CLAIMS FOR INDEMNITY.........................................................................19

SECTION 4.4.        LIMITATIONS ON INDEMNIFICATION AND SURVIVAL..................................................20

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................20

SECTION 5.1.        CORPORATE ORGANIZATION.......................................................................21

SECTION 5.2.        NO VIOLATION.................................................................................21

SECTION 5.3.        CORPORATE AUTHORITY..........................................................................21

SECTION 5.4.        ENFORCEABLE AGREEMENT........................................................................21

SECTION 5.5.        NO BROKERS...................................................................................22

SECTION 5.6.        PERSONAL PROPERTY............................................................................22

SECTION 5.7.        BANKING CENTER...............................................................................22

SECTION 5.8.        CONDITION OF PROPERTY........................................................................23

SECTION 5.9.        EMPLOYEES....................................................................................23

SECTION 5.10.       ASSUMED CONTRACTS............................................................................23

SECTION 5.11.       LOANS........................................................................................24

SECTION 5.12.       ENVIRONMENTAL MATTERS........................................................................24


SECTION 5.13.       DEPOSIT LIABILITIES..........................................................................26

SECTION 5.14.       BOOKS, RECORDS, DOCUMENTATION, ETC...........................................................26

SECTION 5.15.       LITIGATION...................................................................................26

SECTION 5.16.       TAX MATTERS..................................................................................26

SECTION 5.17.       LIMITATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................................27

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................27

SECTION 6.1.        CORPORATE ORGANIZATION.......................................................................27

SECTION 6.2.        NO VIOLATION.................................................................................27

SECTION 6.3.        CORPORATE AUTHORITY..........................................................................28

SECTION 6.4.        ENFORCEABLE AGREEMENT........................................................................28

SECTION 6.5.        NO BROKERS...................................................................................28

SECTION 6.6.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................................................28

ARTICLE VII - OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME...........................................28

SECTION 7.1.        FULL ACCESS..................................................................................28

SECTION 7.2.        DELIVERY OF MAGNETIC MEDIA RECORDS...........................................................29

SECTION 7.3.        APPLICATION FOR APPROVAL.....................................................................29

SECTION 7.4.        CONDUCT OF BUSINESS; MAINTENANCE OF PROPERTIES...............................................29

SECTION 7.5.        NO SOLICITATION BY SELLER....................................................................30

SECTION 7.6.        EFFORTS TO CONSUMMATE; FURTHER ACTIONS.......................................................31

SECTION 7.7.        FEES AND EXPENSES............................................................................31

SECTION 7.8.        OPERATIONS...................................................................................31

SECTION 7.9.        DESTRUCTION AND CONDEMNATION.................................................................32

SECTION 7.10.       INSURANCE....................................................................................33

SECTION 7.11.       PUBLIC ANNOUNCEMENTS.........................................................................33

SECTION 7.12.       TAX REPORTING................................................................................33

SECTION 7.13.       TRANSITIONAL MATTERS.........................................................................33

ARTICLE VIII - CONDITIONS TO PURCHASER'S OBLIGATIONS.............................................................34

SECTION 8.1.        REPRESENTATIONS AND WARRANTIES TRUE..........................................................34

SECTION 8.2.        OBLIGATIONS PERFORMED........................................................................34

SECTION 8.3.        NO ADVERSE LITIGATION........................................................................34

SECTION 8.4.        REGULATORY APPROVAL..........................................................................34

SECTION 8.5.        SELLER'S NEGOTIATION OF LEASE EXTENSION

                    FOR THE BANKING CENTER.......................................................................34

ARTICLE IX - CONDITIONS TO SELLER'S OBLIGATIONS..................................................................35

SECTION 9.1.        REPRESENTATIONS AND WARRANTIES TRUE..........................................................35

SECTION 9.2.        OBLIGATIONS PERFORMED........................................................................35

SECTION 9.3.        NO ADVERSE LITIGATION........................................................................35

SECTION 9.4.        REGULATORY APPROVAL..........................................................................35

SECTION 9.5.        LESSORS' CONSENTS............................................................................35

ARTICLE X - TERMINATION..........................................................................................36

SECTION 10.1.       METHODS OF TERMINATION.......................................................................36

SECTION 10.2.       PROCEDURE UPON TERMINATION...................................................................37

SECTION 10.3.       PAYMENT OF EXPENSES..........................................................................37

ARTICLE XI - MISCELLANEOUS PROVISIONS............................................................................37

SECTION 11.1.       AMENDMENT AND MODIFICATION...................................................................37

SECTION 11.2.       WAIVER OR EXTENSION..........................................................................37

SECTION 11.3.       ASSIGNMENT...................................................................................38

SECTION 11.4.       CONFIDENTIALITY..............................................................................38

SECTION 11.5.       ADDRESSES FOR NOTICES, ETC...................................................................38

SECTION 11.6.       COUNTERPARTS.................................................................................39

SECTION 11.7.       HEADINGS.....................................................................................39

SECTION 11.8.       GOVERNING LAW................................................................................39

SECTION 11.9.       SOLE AGREEMENT...............................................................................39

SECTION 11.10.      PARTIES IN INTEREST..........................................................................40

SECTION 11.11       CALCULATION OF DATES AND DEADLINES...........................................................40

                        PURCHASE AND ASSUMPTION AGREEMENT

         THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of ____________________, 2004, by and among FARMERS & MECHANICS BANK, a Maryland-chartered commercial bank and wholly-owned subsidiary of Mercantile Bankshares Corporation ("Mercantile") having its principal offices in Frederick, Maryland ("F&M Bank"), THE FIDELITY BANK, a Maryland-chartered commercial bank and wholly-owned subsidiary of Mercantile having its principal offices in Hagerstown, Maryland ("Fidelity Bank" and, together with F&M Bank, "Seller"), and CITIZENS NATIONAL BANK OF BERKELEY SPRINGS, a national banking association having its principal offices in Berkeley Springs, West Virginia ("Purchaser").

                                    RECITALS

         A. F&M Bank previously occupied and operated a branch banking office located at 333 East Main Street, Hancock, Maryland 21750 (the "Banking Center") pursuant to a Lease dated April 29, 1987 by and between Fairview Orchards Landbesitz, Inc., a Maryland corporation (the "Landlord"), and F&M Bank (the "Real Property Lease").

         B. Fidelity Bank currently occupies and operates the Banking Center pursuant to an Assignment and Assumption of Lease dated October 23, 2003 by and between F&M Bank and Fidelity Bank (the "F&M-Fidelity Assignment").

         C. In connection with the F&M-Fidelity Assignment, F&M Bank sold and assigned to Fidelity Bank all of the deposits assigned and attributable to the Banking Center and some, but not all, of the assets and other liabilities assigned and attributable to the Banking Center.

         D. Seller wishes to divest itself of certain of its assets, deposits, and other liabilities assigned or attributable to the Banking Center.

         E. Purchaser wishes to purchase such assets and assume such liabilities from the Seller upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

                             ARTICLE I - THE ASSETS

Section 1.1. Banking Center.

Purchaser shall purchase from Seller the "Transferred Assets" (as defined in Section 2.1 below), and assume certain liabilities assigned or attributable to the Banking Center. For purposes of this Agreement, unless the context requires otherwise, an obligation imposed under this Agreement with respect to Transferred Assets or liabilities assigned or attributable to the Banking Center shall impose an obligation on F&M Bank or Fidelity Bank only to the extent such party owns such Transferred Assets or is obligated under such liability, as the case may be.

                 ARTICLE II - TRANSFER OF ASSETS AND LIABILITIES

Section 2.1.        Transferred Assets.

(a) As of the "Effective Time" (as defined in Section 3.1 below) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser will purchase from Seller, all of Seller's right, title, and interest in and to the following assets located at or attributed to the Banking Center, except as otherwise excluded from sale pursuant to the provisions of paragraph 2.1(b) below (collectively, the "Transferred Assets"):

         (1) all of Seller's transferable leasehold right, title, and interest in and to the Banking Center under the Real Property Lease and all of Seller's transferable right, title, and interest in and to the improvements comprising the Banking Center, together with all assignable rights and appurtenances pertaining thereto (all of which shall be included in the definition of the term "Banking Center");

         (2) the furniture, fixtures, leasehold improvements, equipment, and other tangible personal property located on or affixed to or located at the Banking Center, including any of such items on order at the Closing or subject to the terms of any Equipment Leases (collectively, the "Personal Property");

         (3) all assignable leases for equipment related to the Banking Center (collectively, the "Equipment Leases"), and those assignable, stand-alone software licenses and leases acceptable to Purchaser that are related to the Banking Center (the "Software Licenses");

         (4) all safe deposit contracts and leases for the safe deposit boxes (exclusive of contents) located at the Banking Center as of the Effective Time (the "Safe Deposit Contracts");

         (5)      all "Loans" (as defined in Section 2.4 below);

         (6) all coins and currency located at the Banking Center as of the Effective Time (the "Coins and Currency"); and

         (7) all assignable operating contracts of the Banking Center listed on Exhibit 2.1(a) (the "Operating Contracts").

(b) The following items shall be excluded from the Transferred Assets (collectively, the "Excluded Assets"):

         (1) Seller's rights in and to its names and any of its predecessor banks' names and any of Seller's or Seller's predecessors' corporate logos, trademarks, trade names, signs, paper stock forms, and other supplies containing any such logos, trademarks, or the trade names, and the logos, trademarks, trade names, signs, paper stock forms, and other supplies containing any such logos, trademarks, or trade names of any affiliate of Seller, including, without limitation, "Farmers & Mechanics Bank", "The Fidelity Bank", and "Mercantile-Safe Deposit & Trust Company";

         (2) any regulatory licenses or any other nonassignable licenses and permits;

         (3) the line of Seller's business that pertains to the origination of indirect automobile loans and leases ("Dealer Sales");

         (4)      proprietary Seller software;

         (5) Seller's computer hardware, including but not limited to personal computers and file servers;

         (6) any ATM owned and/or operated by Seller which is not Triple DEZ compliant;

         (7) Subject to Section 2.3 hereof, all contracts or agreements that create, modify, or govern Seller's fiduciary and non-fiduciary trust, custody, estate administration, and guardian administration accounts and any rights of Seller to the physical assets of such accounts or to hold the physical assets of such accounts in accordance with the relevant trust agreement; and

         (8)      the electricity generator located at the Banking Center.

Seller shall coordinate with Purchaser to remove the Excluded Assets from the Banking Center on or prior to the Effective Time. Seller shall remove the Excluded Assets at its own cost and using its reasonable efforts to attempt to minimize any damage as a result of such removal. Apart from making any repairs necessitated by Seller's negligence in removing the Excluded Assets, Seller shall be under no obligation to restore the premises to its original condition, which shall be the responsibility of Purchaser.

Section 2.2.        Purchase Price.

(a) As consideration for the purchase of the Banking Center, Purchaser shall pay Seller a purchase price equal to the sum of the following:

         (1) the "Net Book Value" (as defined in paragraph 2.2(d) hereof) of the Personal Property at the Banking Center and of the Banking Center on the Closing Date;

         (2) a premium for all "Deposit Liabilities" (as defined in paragraph 2.3(a) hereof) and franchise value assigned to the Banking Center equal to 4% of such Deposit Liabilities;

         (3) the "Net Book Value" (as defined in paragraph 2.2(d) hereof) of the Loans as set forth in Section 2.4 hereof as of the Effective Time;

         (4) A premium for Loans with maturity dates, either originally-scheduled or deferred, of more than three (3) years equal to 2.75% of the Net Book Value of such Loans; provided that open-end credit facilities with no stated maturity dates shall be considered to have maturity dates of more than three
                  (3) years; and

         (5)      the face amount of the Coins and Currency.

(b) In addition, Purchaser shall assume, as of the Effective Time, the Deposit Liabilities and all duties, obligations, and liabilities related to any of the following accruing or arising on or after the Effective Time: (i) the Real Property Lease, (ii) the Equipment Leases,
         (iii) the Software Licenses, (iv) the Safe Deposit Contracts, and (v) all Operating Contracts. Specifically excluded from the above are:

         (1) liabilities or obligations with respect to any litigation, suits, claims, demands, or governmental proceedings arising from any fact, circumstance, or event occurring prior to the Effective Time and related to the Banking Center; and

         (2) any and all obligations arising under any service agreements entered into between Seller and its subsidiaries or other affiliates.

(c) Seller shall prepare a balance sheet (the "Pre-Closing Balance Sheet") in accordance with generally accepted accounting principles consistently applied as of a date not earlier than 30 calendar days prior to the Effective Time anticipated by the parties (the "Pre-Closing Balance Sheet Date") reflecting the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder. Seller agrees to pay to Purchaser at the Closing (as defined in Section 3.1 hereof), in immediately available funds, the excess amount, if any, of the amount of Deposit Liabilities assumed by Purchaser pursuant to paragraph (b) above, as reflected by the Pre-Closing Balance Sheet, over the aggregate purchase price computed in accordance with paragraph (a) above, as reflected by the Pre-Closing Balance Sheet. Purchaser agrees to pay Seller at the Closing, in immediately available funds, the excess, if any, of the aggregate purchase price computed in accordance with paragraph (a) above, as reflected by the Pre-Closing Balance Sheet, over the amount of Deposit Liabilities assumed by Purchaser pursuant to paragraph (b) above, as reflected by the Pre-Closing Balance Sheet. The purchase price, as well as each of the items described in paragraphs (a)(1) through (5) above and all amounts paid at the Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet (as defined in Section 3.3 hereof).

(d) The "Net Book Values" of the Personal Property and of the Banking Center are the values that the relevant assets are carried on Seller's general ledger. The "Net Book Value" of the Loans is the aggregate principal amount of the Loans, plus accrued and unpaid interest, late charges, bad check fees, and other accrued charges thereon, but such value shall not include any loan loss reserves or general reserve.

(e) Seller and Purchaser agree to allocate the purchase price in accordance with Section 1060 of the Internal Revenue Code (the "Code"). Within 120 days after the Closing Date, Purchaser shall provide to Seller Purchaser's proposed allocation of the purchase price as finally determined and paid by Purchaser hereunder. Within 30 days after the receipt of such allocation, Seller shall propose to Purchaser any changes to such allocation or otherwise shall be deemed to have agreed with such allocation. Seller and Purchaser shall reduce such allocation to writing, including jointly and properly executing a completed Internal Revenue Service Form 8594, and any other forms or statements required by the Code, Treasury Regulations, or the Internal Revenue Service, together with any and all attachments required to be filed therewith. Seller and Purchaser shall file timely any such forms and statements with the Internal Revenue Service. To the extent consistent with applicable law, Seller and Purchaser shall not file any tax return or other documents or otherwise take any position with respect to taxes which is inconsistent with such allocation of the final purchase price; provided, however, that neither Seller nor Purchaser shall be obligated to litigate any challenge to such allocation of the final purchase price by a governmental authority. Seller and Purchaser shall promptly inform one another of any challenge by any governmental authority to any allocation made pursuant to this paragraph and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal, or submission with respect to, such challenge.

Section 2.3.        Deposit Liabilities.

(a) "Deposit Liabilities" shall mean all of Fidelity Bank's duties, obligations, and liabilities, as recorded on its books and records as of the Effective Time, for payment to the depositors of, and its written contractual duties and obligations relating to, the deposit accounts assigned to the Banking Center as of the Effective Time (including accrued but unpaid or uncredited interest thereon); provided, however, that, for purposes of calculating the premium pursuant to Section 2.2(a)(2) of this Agreement only, the term "Deposit Liabilities" shall not include any duties, obligations, and liabilities, as recorded on Fidelity Bank's books and records as of the Effective Time, for payment to the depositors of, and Fidelity Bank's written contractual duties and obligations relating to, deposit accounts designated on Fidelity Bank's books and records as Christmas Club Accounts assigned to the Banking Center as of the Effective Time, for which no premium shall be paid.

(b) Except for those liabilities and obligations specifically assumed by Purchaser under 2.2(b) above, Purchaser is not assuming any other liabilities or obligations. Liabilities not assumed include, but are not limited to, the following:

         (1) Seller's cashier checks, letters of credit, money orders, traveler's checks, interest checks and expense checks issued prior to the Effective Time, consignments of U.S. Government "E" and "EE" bonds, and any cash items paid by Seller and not cleared prior to the Effective Time;

         (2) individual retirement accounts that, by their terms, are not subject to assignment, it being understood that all other types of IRA Deposit Liabilities are intended to be transferred.

(c) Seller does not represent or warrant that any deposit customers whose accounts are assumed by Purchaser will become or continue to be customers of Purchaser after the Effective Time.

(d) After the Effective Time, Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts, and withdrawal orders presented to Purchaser by mail, over the counter, or through the check clearing system of the banking industry by depositors of the accounts assumed, whether drawn on the checks, withdrawal forms, or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser; provided that Purchaser shall not be obligated to honor or pay any item if there are insufficient funds in the customer's account when presented.

(e) If, after the Effective Time, any depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making any such payment; provided, that if Seller shall pay the same, Purchaser agrees to reimburse Seller for any such payments, and Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts, or withdrawal orders and any such representations or warranties implied by law are hereby expressly disclaimed. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns, and other items presented to and paid by Seller within 60 calendar days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Purchaser; provided, however, that Seller shall be held harmless and indemnified by Purchaser for acting in accordance with such arrangements.

(f) Purchaser agrees, at its cost and expense, (i) to notify such depositors, on or before the Effective Time, in a form and on a date mutually acceptable to Seller and Purchaser, of Purchaser's assumption of Deposit Liabilities, (ii) to furnish such depositors with checks on the forms of Purchaser and with instructions to use Purchaser's checks and to destroy any unused check, draft, and withdrawal order forms of Seller (if Purchaser so elects, Purchaser may offer to buy from such depositors their unused Seller's check, draft, and withdrawal order forms), (iii) to reissue all ATM and debit cards associated with the depositors of assumed Deposit Liabilities, and (iv) to replace all line of credit checks with checks on the forms of Purchaser with instructions to use Purchaser's checks and to destroy the unused checks. At its expense, Seller will prepare and deliver to Purchaser two sets of its normal customer mailing labels relating to the Deposit Liabilities. In addition, subsequent to regulatory approval, Seller will notify its affected customers by letter of the pending assignment of Seller's Deposit Liabilities to Purchaser, which notice shall be at Seller's cost and expense and shall be in a form mutually agreeable to Seller and Purchaser. Seller and Purchaser will coordinate with each other as to the time and manner of notification to customers consistent with regulatory requirements.

(g) Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts, or withdrawal orders credited to any assumed Deposit Liabilities as of the Effective Time that are returned to Seller after the Effective Time.

(h) As of the Effective Time, Purchaser will assume and discharge Seller's duties and obligations in accordance with the terms and conditions and laws, rules, and regulations that apply to the certificates of deposit, accounts, and other Deposit Liabilities assumed under this Agreement.

(i) As of the Effective Time, Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items, and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller's right of access to such records as provided in this Agreement.

(j) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules, and regulations regarding tax reporting of transactions of such accounts through the Effective Time. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements. Purchaser will comply with all laws, rules, and regulations regarding tax reporting of transactions of such accounts after the Effective Time.

(k) Prior to the Closing Date, Purchaser, at its expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the Agreement; provided, however, that Seller shall have provided Purchaser with all information necessary to make such notifications and provided, further, that Seller may, at its option, notify all such originators (on behalf of Purchaser) also at the expense of Purchaser. For a period of 60 calendar days beginning on the Effective Time, Seller will honor all ACH items related to accounts assumed under this Agreement that are mistakenly routed or presented to Seller. Seller will make no charge to Purchaser for honoring such items, and will electronically transmit such ACH data to Purchaser. If Purchaser cannot receive an electronic transmission, Seller will make available to Purchaser at Seller's operations center receiving items from the Automated Clearing House tapes containing such ACH data. Items mistakenly routed or presented after the 60-day period will be returned to the presenting party. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of any ACH items honored by Seller, and Seller shall be held harmless and indemnified by Purchaser for acting in accordance with this arrangement to accept ACH items.

(l) As of the Effective Time, Seller shall transfer and assign all files, documents, and records related to the Deposit Liabilities to Purchaser, including such information held in electronic form, and Purchaser will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

(m) Seller and Purchaser agree to cooperate in good faith to develop a mutually satisfactory method with respect to terminating, transferring, converting, and/or otherwise resolving issues related to insurance products associated with Deposit Liabilities, including accidental death and dismemberment insurance coverage in connection with Deposit Liabilities. The parties' obligations in this paragraph (m) are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations.

Section 2.4.        Loans Transferred.

(a) Seller will transfer to Purchaser as of the Effective Time, subject to the terms and conditions of this Agreement, all of Seller's right, title, and interest in (including accrued but unpaid interest and late charges and collateral relating thereto) those loans assigned or attributable to the Banking Center that are listed on Exhibit 2.4(a) (collectively, the "Loans"). Such Loans (as well as any lien or security interest related thereto) shall be transferred by means of one or more blanket (collective) assignments and not individually (except as may be otherwise required by law).

(b) Seller and Purchaser agree to cooperate in good faith to develop a mutually satisfactory method with respect to terminating, transferring, converting, and/or otherwise resolving issues related to insurance products associated with Loans, including (1) single premium credit life and accident and health insurance in connection with closed-end Loans, (2) monthly outstanding balance credit life and accident and health insurance in connection with closed-end Loans, and (3) outstanding balance credit life and accident and health insurance in connection with open-end Loans. The parties' obligations in this paragraph (b) are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations.

(c) In connection with the transfer of any Loans requiring notice to the borrower and the servicer, Purchaser and Seller will comply with all notice and reporting requirements of the loan documents or of any law or regulation.

(d) All Loans will be transferred without recourse and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans.

(e) Purchaser will, at its expense, issue new coupon books or other forms of payment identification for payment of Loans for which Seller provides coupon books, with instructions to use Purchaser's coupons or forms and to destroy coupons furnished by Seller.

(f) For a period of 60 calendar days after the Effective Time, Seller will forward to Purchaser loan payments received by Seller. Purchaser shall reimburse Seller for checks returned on payments forwarded to Purchaser.

(g) As of the Effective Time, Seller shall transfer and assign all files, documents, and records related to the Loans to Purchaser, including such information held in electronic form, and Purchaser will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

(h) If the balance due on any Loan purchased pursuant to this Section 2.4 has been reduced by Seller as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand.

(i) Seller shall grant to Purchaser as of the Effective Time a limited power of attorney, in substantially the form attached hereto as Exhibit 2.4(i) (the "Power of Attorney").

Section 2.5.        Safe Deposit Business.

(a) As of the Effective Time, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Banking Center in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them.

(b) As of the Effective Time, Seller shall transfer and assign the records related to such safe deposit box business to Purchaser, and Purchaser shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Banking Center.

(c) Safe deposit box rental payments collected by Seller before the Effective Time shall be prorated to the Closing Date.

Section 2.6.        Employee Matters.

(a) Purchaser agrees that it will offer employment to each of those individuals who is employed by Seller at the Banking Center as of the Effective Time (each, an "Employee", and collectively, "Employees"); provided, however, that this Section 2.6(a) shall not be construed to limit the ability of the applicable employer to terminate the employment of any Employee at any time.

(b) As soon as practicable following the Effective Time, the Employees shall be entitled to participate in Purchaser's employee benefit plans in which similarly situated employees of Purchaser participate, to the same extent as comparable employees of Purchaser (it being understood that inclusion of Employees in Purchaser's employee benefit plans may occur at different times with respect to different plans).

(c) Purchaser shall give Employees full credit for the Employees' service with Seller to the same extent recognized by Seller immediately prior to the Effective Time, for purposes of eligibility, vesting and benefit accrual (except to the extent giving such credit would result in the duplication of benefits and except for benefit accruals under any defined benefit pension plan) under any employee benefit plan or arrangement maintained by the Purchaser in which Employees participate.

(d) Purchaser shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to Employees under any welfare benefit plans in which such Employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for Seller's employees immediately prior to the Effective Time, and
         (ii) provide each Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Employees are eligible to participate in after the Effective Time.

(e) Following the Effective Time, Purchaser shall honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement that are between Seller and any Employee and that have been disclosed in writing to Purchaser and have previously been made available to Purchaser.

(f) After the execution of this Agreement, Seller will continue its normal employment practices in staffing the Banking Center; provided, however, that Seller makes no representations or warranties about whether any of the Employees who become employees of Purchaser will remain employed at the Banking Center after the Effective Time. Seller will: (i) use its best efforts to maintain the Employees as employees of Seller at the Banking Center until the Effective Time; (ii) refrain from dissuading any Employee from accepting an offer of employment with Purchaser; and (iii) refrain from recruiting employees for alternate positions with Seller. Seller shall affirmatively advise Banking Center Employees that their current positions will terminate as of the Effective Time. Any Employee whose employment shall be terminated for any reason prior to the Effective Time shall be dealt with by Seller in its sole and absolute discretion. Seller agrees that, for a period of 24 months after the Closing Date, it will not solicit for employment any Employee who remains employed by Purchaser; provided, however, that newspaper, television, radio, and similar media advertisements directed to the general public shall not be prohibited under this Section 2.6(f).

(g) After the execution of this Agreement and subject to any legal restrictions, Seller shall permit Purchaser, at reasonable times and upon reasonable notice, to examine and inspect Seller's records relating to Employees.

Section 2.7.        Records and Data Processing, etc.

(a) As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents, and records referred to in this Agreement. Purchaser will preserve and hold them in safekeeping as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. After the Effective Time, Purchaser will permit Seller and its representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy, and reproduce any such files, documents, or records as Seller deems reasonably necessary and to have similar access to such records and Seller's former employees for purposes of preparation of records and reports (including regulatory and tax reports and returns) and as Seller requires in connection with third party litigation.

(b) As of the Effective Time, Seller will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy, and reproduce files, documents, or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Purchaser deems reasonably necessary.

(c) For a period of 180 days after the Effective Time, the party providing copies of records shall do so without charge; thereafter, it may charge its customary rate for such copies.

(d) It is understood that certain of Seller's records, including certificates of deposit, may be available only in electronic form or in the form of photocopies, film copies, or other non-original and non-paper media.

(e) After the execution of this Agreement, Seller will work with Purchaser to prepare mutually satisfactory schedules of Transferred Assets to be sold hereunder.

Section 2.8.        Security.

As of the Effective Time, Purchaser shall be solely responsible for the security of and insurance on all persons and property located in or about the Banking Center.

Section 2.9.        Taxes and Fees; Proration of Certain Expenses.

(a) Purchaser shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of this transaction. Purchaser shall not be responsible for any income tax liability of Seller arising from the business or operations of, including any assets or liabilities assigned or attributable to, the Banking Center before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from such business or operations after the Effective Time. All excise, sales, use, and transfer taxes that are payable or that arise as a result of the consummation of the transactions contemplated by this Agreement shall be paid one-half by Purchaser and one-half by Seller, and Purchaser, on the one-hand, and Seller, on the other hand, shall indemnify and hold the other harmless from and against any such taxes in excess of the portion to be paid by such other party. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, deposit insurance premiums or assessments, maintenance items, annual assessments, other ordinary operating expenses of the Banking Center, and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Seller. Purchaser shall be responsible for the payment of any non-delinquent special assessments. Real estate taxes shall be prorated, based upon the maximum allowable discount and other applicable exemptions.

(b) Seller and Purchaser shall each be responsible for their own costs with respect to the preparation and filing of any tax returns, as well as the preparation, review, and analysis of the allocation statements and any forms or statements prepared in connection with the allocation of the final purchase price.

Section 2.10.       Title to Real Property.

(a) Seller agrees to deliver to Purchaser as soon as reasonably possible upon Purchaser's request copies of all title information in possession of Seller, including, but not limited to, title insurance policies, attorneys' opinions on title, surveys, covenants, deeds, and easements relating to the Real Property Lease. Such delivery shall constitute no warranty by Seller as to the accuracy or completeness thereof or that Purchaser is entitled to rely thereon.

(b) Purchaser shall have the right to obtain, at Purchaser's sole cost and expense:

         (1) a title insurance commitment from a title insurance company selected by Purchaser and an owner's policy of title insurance insuring Purchaser's leasehold title to the Banking Center and related easements and rights appurtenant thereto for the Net Book Value of the land and buildings; and

         (2) a survey as is required by the title insurer to remove the survey exception in the title insurance policy, to be conducted by a surveyor selected by Purchaser.

(c) Purchaser agrees to notify Seller, in writing, within 45 calendar days after the date of this Agreement, of any mortgages, pledges, material liens, encumbrances, reservations, tenancies, encroachments, overlaps or other title exceptions, survey objections, or zoning or similar land use violations (excluding legal but nonconforming uses), or material engineering or structural problems related to the Banking Center to which Purchaser reasonably objects (the "Title Defects"). If Purchaser does not notify Seller of Title Defects within such time period, then Purchaser shall be deemed to have waived its rights under this Section
         2.10 and Article IV as to such Title Defects. Purchaser agrees that Title Defects shall not include real property taxes not yet due and payable or easements, restrictions, tenancies, survey matters, or other title matters, and rights of way which do not materially interfere with the use of the Banking Center as such facility is currently used ("Permitted Encumbrances"; the term "Permitted Encumbrances" shall also include any title defects, deficiencies, exceptions, or encumbrances to which Purchaser fails to object within said 45-day period, or to which Purchaser objects within said 45-day period but which Seller does not correct and which Purchaser expressly accepts in writing). Seller shall make a good faith effort to correct any such Title Defect to Purchaser's reasonable satisfaction prior to the Closing Date; provided, however, that Seller shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable to cure any such Title Defects to Purchaser's reasonable satisfaction prior to Closing, then, as Purchaser's sole and exclusive remedy, Purchaser shall have the option either to terminate this Agreement (upon written notice to Seller) or to receive title in the then existing condition and without the benefit of the indemnification provisions of Article IV hereof.

(d) Purchaser shall have the right to request that the title insurance company update title matters up to 10 business days prior to the Closing Date for any changes that may have arisen between the date of the original title search and the Closing Date. If such update indicates that any Title Defects have been placed of record or have come into existence since the date of Purchaser's original title search, and Purchaser reasonably objects thereto in writing, then Seller shall make a good faith effort to cure any such Title Defect to Purchaser's reasonable satisfaction; provided that Seller shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable to cure any such Title Defect, then, as Purchaser's sole and exclusive remedy, Purchaser shall have the option either to terminate this Agreement (upon written notice to Seller) or to receive title in the then existing condition and without the benefit of the indemnification provisions of Article IV hereof.

Section 2.11.       Environmental Matters.

(a) Seller agrees to deliver to Purchaser as soon as reasonably possible, upon Purchaser's request, copies of all environmental studies, reports, and audits in Seller's possession related to the Banking Center. Seller does not make any representation or warranty regarding any aspect of any report delivered to Purchaser, including without limitation, the accuracy or completeness of the report, its preparation, or any information upon which it is based. Any reliance on the report or any information contained in the report shall be at Purchaser's risk. Seller agrees to use reasonable efforts to assist Purchaser in obtaining reliance letters from the environmental consultants or other parties that issued such studies, reports, or audits that would permit Purchaser to rely thereon, but Seller shall not be obligated to incur any cost or liability in connection therewith.

(b) Seller authorizes Purchaser and/or its agents or contractors to contact governmental agencies regarding the environmental status of the Banking Center. In addition, Purchaser shall have the right, but not the obligation, at its sole cost and expense, to cause such investigations and tests to be made as they deem necessary to determine whether there has been any soil, surface water, groundwater, or building space contamination on or under the Banking Center; provided, however, that, without the prior written consent of Seller, which consent will not unreasonably be withheld, and execution of a satisfactory property access agreement, Purchaser shall not conduct subsurface testing or any ground water monitoring, install any test well, or undertake any other investigation which requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United States Environmental Protection Agency. Seller shall provide reasonable assistance to Purchaser and/or its agents or contractors in their evaluation and testing of the Banking Center and Seller shall provide Purchaser and/or its agents or contractors access to pertinent records and documents. Any tests performed by Purchaser shall be conducted in a manner so as not to permanently or materially damage the Banking Center. If any damage is caused, then Purchaser shall immediately repair and restore the Banking Center to its former condition. Purchaser shall be responsible to Seller for, and shall indemnify, defend, and hold harmless Seller from and against any and all losses, claims, damages, liabilities, and causes of action for personal injury or property damage or loss to persons or property (including reasonable attorneys' fees) arising from such entry, use, or occupancy of the Banking Center, unless caused by the negligence of Seller. This indemnity shall survive the Closing or termination of this Agreement. Purchaser shall furnish Seller with a copy of each report setting forth the results of any test performed by Purchaser within ten days after receipt. Purchaser shall not submit a copy of any such report to any governmental agency unless specifically required by applicable law; and, if so required, Purchaser shall simultaneously provide to Seller a copy of any information submitted to such agency.

                  Purchaser shall report the results of any such investigations or tests to Seller no later than 30 days after the date of this Agreement. If Purchaser's investigations or tests reveal any environmental conditions that would cause a reasonably prudent purchaser to require a Phase II report to determine the existence of a "Material Adverse

         Environmental Condition" (as defined below), then Seller and Purchaser agree to use good faith efforts to select a mutually acceptable environmental consultant as soon as possible to determine whether such a condition is a Material Adverse Environmental Condition and agree to share equally the cost of retaining the consultant for such purpose. "Material Adverse Environmental Condition" means an environmental condition that is reasonably likely to cost more than $25,000 to remediate to a commercial use standard, as determined by such environmental consultant. If Purchaser objects to any Material Adverse Environmental Condition that impacts the Banking Center, then Seller shall have the right, but not the obligation, to cure any such Material Adverse Environmental Condition. If Seller is unable or unwilling to cure such problem prior to the Effective Time, then, as Purchaser's sole and exclusive remedy, Purchaser shall have the option either to terminate this Agreement (upon written notice to Seller) or to accept the Banking Center in the then existing condition and without the benefit of the indemnification provisions of Article IV hereof.

                    ARTICLE III - CLOSING AND EFFECTIVE TIME

Section 3.1.        Effective Time.

(a) The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held on a Friday at the offices of F&M Bank in Frederick, Maryland, at 10:00 a.m., local time, or at such other time, place, and manner as the parties shall mutually agree, on a date to be mutually agreed upon between the parties, which date shall be after the receipt of all necessary approvals by regulatory agencies and after all statutory waiting periods have expired and no later than April 9, 2004. The effective time (the "Effective Time") shall be 5:00 p.m., local time, on the day on which the Closing occurs (the "Closing Date").

(b) Seller and Purchaser may agree to conduct the Closing by exchanging executed and original documents by overnight courier service for delivery on the Closing Date. In this case, all Closing documents shall be held in escrow by the parties' counsel pending their receipt of confirmation that all Closing documents have been received and are satisfactory, respectively, and that the parties' wire transfer(s) of funds required under this Agreement have been received and credited to their designated account(s). Upon the parties' receipt of such confirmation(s), respectively, such Closing documents shall be released from escrow by such counsel and the Closing shall be deemed to have been consummated.

Section 3.2.        Closing.

(a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

(b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall execute and deliver to Purchaser or, in the case of items (5), (6), (7), (9), and (10), make reasonably available to Purchaser:

         (1)      a Bill of Sale, in substantially the form attached hereto as
                  Exhibit 3.2(b)(1) (the "Bill of Sale"), transferring to Purchaser all of Seller's interest in the Personal Property and in the Loans;

         (2) an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 3.2(b)(2) (the "Assignment and Assumption Agreement"), assigning Seller's interest in the Equipment Leases, the Software Licenses, the Safe Deposit Contracts, the Operating Contracts, and the Deposit Liabilities;

         (3) an Assignment and Assumption of Lease, in substantially the form attached hereto as Exhibit 3.2(b)(3) (the "Assignment and Assumption of Lease"), assigning Seller's interest in the Real Property Lease;

         (4) consents from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement and the Assignment and Assumption of Lease;

         (5) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Banking Center;

         (6)      Seller's files and records related to the Loans;

         (7) Seller's records related to the Deposit Liabilities assumed by Purchaser;

         (8) immediately available funds in the net amount shown as owing to Purchaser by Seller on the Closing Statement, if any;

         (9)      the Coins and Currency;

         (10) such of the other assets to be purchased as shall be capable of physical delivery;

         (11) a certificate of a proper officer of Seller, dated as of the Closing Date, certifying to the fulfillment of all conditions that are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of Effective Time;

         (12) copies of resolutions of the Board of Directors of Seller, or the Executive Committees of Seller, approving the sales contemplated herein;

         (13) a Closing Statement using amounts shown on the Pre-Closing Balance Sheet, substantially in the form attached hereto as
                  Exhibit 3.2(b)(13) (the "Closing Statement");

         (14)     the Power of Attorney;

         (15) such title insurance affidavits as may be required by the title insurance company; and

         (16) such certificates and other documents as the parties and their respective counsel may reasonably require to evidence receipt of all necessary regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement.

         It is understood that the items listed in items (5), (6), (7), (9), and
         (10) shall be transferred at the Banking Center immediately after the Banking Center has closed for business on the Closing Date.

(c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall execute and deliver to Seller:

         (1)      the Assignment and Assumption Agreement;

         (2)      the Assignment and Assumption of Lease;

         (3) a certificate and receipt acknowledging the delivery and receipt of possession of the Assets and records referred to in this Agreement;

         (4) immediately available funds in the net amount shown as owing to Seller by Purchaser on the Closing Statement, if any;

         (5) a certificate of a proper officer of Purchaser, dated as of the Closing Date, certifying to the fulfillment of all conditions that are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

         (6) copies of resolutions of the Board of Directors, or the Executive Committee, of Purchaser approving the purchases contemplated herein; and

         (7) such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt by Purchaser of all necessary regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement.

(d)      All instruments, agreements, and certificates described in this Section
         3.2 shall be in form and substance reasonably satisfactory to the parties' respective legal counsel.

Section 3.3.        Post Closing Adjustments.

(a) Not later than 30 days after the Effective Time (the "Post-Closing Balance Sheet Delivery Date"), Seller shall deliver to Purchaser a balance sheet dated as of the Effective Time and prepared in accordance with generally accepted accounting principles consistently applied reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Balance Sheet"), including, but not limited to, the specific items described in paragraph 2.2(a)(1) through (5) above, as adjusted, together with a copy of Seller's calculation of the adjusted purchase price and amounts payable thereunder. Additionally, Seller shall deliver to Purchaser a final list of Loans purchased, individually identified by account number. Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Balance Sheet. Within 15 days following the Post-Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), Seller and Purchaser shall effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet and the Post-Closing Balance Sheet and resulting changes in the purchase price, together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as defined below).

(b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party that are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Effective Time to the date paid at the applicable Federal Funds Rate.

(c) The "Federal Funds Rate" shall be the mean of the high and low rates quoted for Federal Funds in the Money Rates column of The Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Time and the date paid.

                          ARTICLE IV - INDEMNIFICATION

Section 4.1.        Seller's Indemnification of Purchaser.

(a) Subject to any limitations in Sections 2.10, 2.11 4.1, or 4.4 of this Agreement, or otherwise contained in this Agreement, Seller shall indemnify, hold harmless, and defend Purchaser from and against (i) any breach by Seller of any representation or warranty contained herein,
         (ii) claims, losses, liabilities, demands, and obligations, including reasonable attorneys' fees and expenses, whether or not involving a third-party claim, and including costs of cleanup, containment, or other remediation, relating to any Title Defect or Material Adverse Environmental Condition existing prior to the Effective Time under the provisions of paragraph 2.10(c) or (d) or paragraph 2.11(b), and (iii) all claims, losses, liabilities, demands, and obligations, including reasonable attorneys' fees and expenses, arising out of any actions, suits, or proceedings commenced prior to the

         Effective Time (other than proceedings to prevent or limit the consummation of this transaction) relating to Seller's operations at, or assets and liabilities assigned or attributable to, the Banking Center. Except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless, and defend Purchaser from and against all claims, losses, liabilities, demands, and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable, and operating expenses (including salaries, rents, and utility charges) incurred by Seller prior to the Effective Time and that are claimed or demanded on or after the Effective Time, or that arise out of any actions, suits, or proceedings commenced on or after the Effective Time and that relate to Seller's operations or transactions at the Banking Center prior to the Effective Time.

(b) The Purchaser's sole remedy for a breach of the representations and warranties contained in Section 5.11 shall be to require the Seller to
         (i) purchase any Loans that Purchaser in good faith deems to breach such representation and warranty at the principal amount thereof, plus accrued and unpaid interest, late charges, and any other charges thereon, in each case as of the time of the applicable purchase, or
         (ii) indemnify Purchaser in accordance with the other provisions of this Article IV, with Seller having the right to choose between such measures. The remedies set forth in this paragraph 4.1(b) can be exercised only for a period ending 12 months after the Closing Date.

Section 4.2.        Purchaser's Indemnification of Seller.

Purchaser shall indemnify, hold harmless, and defend Seller from and against any breach by Purchaser of any representation or warranty contained herein and all claims, losses, liabilities, demands, and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable, and operating expenses (including salaries, rents, and utility charges), that Seller may receive, suffer, or incur in connection with operations and transactions occurring after the Effective Time and that involve the Banking Center, the Transferred Assets, or the liabilities assumed by Purchaser pursuant to this Agreement.

Section 4.3.        Claims for Indemnity.

(a) Except as provided otherwise in Section 4.1(b) hereof, a claim for indemnity under Sections 4.1 or 4.2 of this Agreement may be made by the claiming party at any time prior to 12 months after the Effective Time, by the giving of written notice thereof to the other party. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within the prescribed period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such period shall cease and no indemnity shall be made therefor.

(b) In the event that any individual, association, corporation, limited liability company, partnership, limited liability partnership, trust, firm, or other entity (a "Person") not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim, or lawsuit may result in any liability, damage, or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to
         Section 4.1 or 4.2 hereof, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim, or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim, or lawsuit. In the event that the indemnifying party shall fail to respond within five calendar days after receipt of such notice of any such demand, claim, or lawsuit, then the indemnified party shall retain counsel and conduct the defense of such demand, claim, or lawsuit as it may in their discretion deem proper, at the cost and expense of the indemnifying party. In effecting the settlement of any such demand, claim, or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party, and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party's approval will be implied if it does not respond within ten calendar days of its receipt of the notice of such settlement offer).

Section 4.4.        Limitations on Indemnification and Survival.

(a) Notwithstanding anything to the contrary contained in this Article IV, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $50,000. Once such aggregate amount exceeds $50,000, such party shall thereupon be entitled to indemnification for all amounts in excess of such $50,000. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS
         ARTICLE IV FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE, OR LOSS THE INDEMNIFIED PARTY MAY SUFFER AS THE RESULT OF ANY DEMAND, CLAIM, OR LAWSUIT.

(b) Neither the Seller, on the one hand, nor the Purchaser, on the other hand, shall be obligated to indemnify the other for more than $2,000,000 in the aggregate for all claims asserted by such party; provided, however, that the limitations contained in this Section 4.4(b) shall not apply to any claim of common law fraud or claims for indemnification for Excluded Assets.

(c) The provisions of Article IV shall survive the Effective Time for the periods specified in Sections 4.1(b) and 4.3(a), but in no event more than 12 months after the Effective Time.

              ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER

Except as otherwise specifically herein provided, and except as specifically disclosed to Purchaser in writing prior to the date hereof, or as otherwise disclosed as described in the particular Sections of this Article V, F&M Bank and Fidelity Bank, on behalf of itself and its subsidiaries, hereby represents and warrants to Purchaser as follows:

Section 5.1.        Corporate Organization.

(a) F&M Bank is a commercial bank duly organized, validly existing, and in good standing under the laws of the State of Maryland. Seller has the corporate power and authority to carry on its business as currently conducted and to effect the transactions contemplated herein.

(b) Fidelity Bank is a commercial bank duly organized, validly existing, and in good standing under the laws of the State of Maryland. Seller has the corporate power and authority to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 5.2.        No Violation.

The Banking Center has been operated in all material respects in accordance with applicable laws, rules, and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with: (i) the charter or bylaws of F&M Bank or Fidelity Bank; (ii) any material provision of any material agreement or any other material restriction of any kind to which F&M Bank or Fidelity Bank is a party or by which F&M Bank or Fidelity is bound; (iii) any material statute, law, decree, regulation, or order of any governmental authority; or (iv) any material provision that will result in a default under, or cause the acceleration of the maturity of, any material obligations or loans to which F&M Bank or Fidelity Bank is a party.

Section 5.3.        Corporate Authority.

Prior to the Closing Date, the consummation of the transactions contemplated herein will have been duly authorized by the Board of Directors or the Executive Committee of each of F&M Bank and Fidelity Bank. No further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

Section 5.4.        Enforceable Agreement.

This Agreement has been duly executed and delivered by F&M Bank and Fidelity Bank and is the legal, valid, and binding agreement of such parties, enforceable against them in accordance with its terms.

Section 5.5.        No Brokers.

All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other Person employed or engaged by or on behalf of Seller in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee, or like commission.

Section 5.6.        Personal Property.

Seller owns, and will convey to Purchaser at the Closing, all of Seller's right, title, and interest to all of the Personal Property free and clear of any mortgages, liens, security interests, or pledges. Such items are in generally good working order other than items that are not material or items that do not, in the aggregate, exceed $25,000 in value.

Section 5.7.        Banking Center.

Seller makes the following additional representations regarding the Banking
Center:

(a) Except as specifically set forth herein, Seller has no knowledge of any condemnation proceedings pending against the Banking Center.

(b) Except as specifically set forth herein, Seller has not entered into any agreement regarding the Banking Center, and to Seller's knowledge the Banking Center is not subject to any claim, demand, suit, lien, proceeding, or litigation of any kind, pending or outstanding, that would materially affect or limit Purchaser's use and enjoyment of the Banking Center or that would materially limit or restrict Seller's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby.

(c) To Seller's knowledge, (i) no fact or condition exists that would result in the permanent termination or material impairment of access to the Banking Center from adjoining public streets or highways or in the permanent discontinuance of necessary utilities services to the Banking Center, and (ii) all sanitation, plumbing, refuse disposal, and similar facilities servicing the Banking Center are in material compliance with applicable governmental regulations.

(d) No complaints have been received by Seller that Seller is in violation of applicable building, zoning, platting, subdivision, use, safety, building, or similar laws, ordinances, regulations, and restrictions with respect to the Banking Center. To Seller's knowledge, there are no special or general assessments pending against or affecting the Banking Center and, to Seller's knowledge, no public improvements have been recently made that would cause special or general assessments to be assessed against the Banking Center. Except for any encroachment that does not materially affect the use or value of the premises: (i) to Seller's knowledge, there is no encroachment upon the Banking Center from any buildings or improvements, if any, located on the adjacent property; and (ii) to Seller's knowledge, there is no encroachment by the Banking Center upon any adjacent property or upon any easements with respect to the adjacent property. There are no leases or other agreements by which any Person possesses or has a right to possess all or any portion of the Banking Center other than those described in this Agreement or exhibits to this Agreement. To Seller's knowledge, and except as disclosed by title insurance binder or by survey, there is no violation of any applicable building restriction or restrictive covenant. To Seller's knowledge, the Banking Center is adequately serviced by all utilities necessary for effective operation as presently used for a financial institution office.

Until the Closing Date, Purchaser's sole remedy for a breach of the representations and warranties in this Section 5.7 shall be as provided in Sections 2.10(c) and (d).

Section 5.8.        Condition of Property.

Except as may be otherwise specifically set forth in this Agreement, the Personal Property and the Banking Center to be purchased by Purchaser hereunder are sold "AS IS, WHERE IS," with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Agreement.

Section 5.9.        Employees.

No Employee located in the Banking Center is a party to any collective bargaining, employment, severance, termination, or change of control agreement or represented by a labor organization of any type other than Seller's established terms of employment and severance policies. Seller is unaware of any efforts during the past three years to unionize or organize the employees of the Banking Center. Seller will provide to Purchaser a true and correct list of all employees of the Banking Center as of the date hereof, and a list of any and all bonus or incentive or other compensation arrangements or commitments, other than benefits plans applicable to all Seller employees, for each such employee or for the employees as a group. Purchaser agrees to keep such information in strictest confidence and to confine knowledge of such information to those of its officers and personnel who have a need to know such information in connection with the performance of their duties. None of the employees of the Banking Center is a party to any employment contract, formal or informal, oral or written, or represented under any collective bargaining agreement relating to employment with Seller.

Section 5.10.       Assumed Contracts.

Seller has delivered to Purchaser a true and complete copy of each Real Property Lease, Equipment Lease, Software License, Safe Deposit Contract, and Operating Contract that is to be assumed by Purchaser. Each Real Property Lease, Equipment Lease, Software License, Safe Deposit Contract, and Operating Contract is valid and subsisting and in full force and effect. Seller has performed in all material respects all obligations required to be performed by Seller thereunder and no condition exists that constitutes or, with notice, or lapse of time, would constitute a material default thereunder. To Seller's knowledge, all other parties to each Real Property Lease, Equipment Lease and Software License have performed in all material respects all obligations required to be performed by such parties thereunder and no condition exists that constitutes or, with notice, or lapse of time, would constitute a material default thereunder by such other parties.

Section 5.11.       Loans.

(a) Each Loan was made in the ordinary course of business, has been properly executed by the parties thereto, represents the valid and binding obligation of the obligor, enforceable by the holder thereof in accordance with its terms, is free from any material defenses, contains customary enforcement provisions such that the rights and remedies of the holder thereof are adequate for enforcement of the Loans, and, unless approved by Seller and documented in its files, no material provision of a Loan has been waived.

(b) Each Loan (such term to include, for purposes of this paragraph, the principal documents relating in any way to such Loans, including notes, mortgages, security instruments, and guarantees) complies and has been administered in all material respects with all requirements of applicable federal, state, and local laws and regulations.

(c) Each Loan that is secured by collateral is secured by a perfected mortgage or security interest in the collateral in favor of Seller as mortgagee or secured party and having the priority as documented in Seller's files. No collateral has been released from the lien granted to Seller, unless approved by Seller and documented in its files.

(d) No selection procedures believed to be adverse to Purchaser has been used by Seller in selecting the Loans.

(e) Except as may be otherwise specifically set forth in this Agreement, all Loans (such term to include, for purposes of this paragraph, the principal documents relating in any way to such Loans, including notes, mortgages, security instruments, and guarantees) transferred to Purchaser hereunder are transferred "AS IS, WHERE IS," with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Section 5.11. Purchaser's sole remedy for a breach of the representations and warranties in this Section 5.11 shall be as provided in paragraph 4.1(b).

(f) As of the Effective Time, (i) no Loan will constitute a retail installment sales contract, (ii) no Loan will be 90 days or more delinquent, (iii) no Loan will have been 90 days or more delinquent four or more times during the 18 months preceding Closing, and (iv) no Loan will have been made to a borrower that is a debtor in a pending case commenced under the United States Bankruptcy Code or to any borrower that is the subject of a pending voluntary or involuntary receivership or assignment for the benefit of creditors proceeding.

Section 5.12.       Environmental Matters.

Except as previously disclosed to Purchaser in writing, to the actual knowledge of the Executive Officers of Seller or its senior property management officer and without any investigation by such officers:

(a) The Banking Center is, in all material respects, in compliance with all applicable federal, state, local, or municipal statutes, ordinance, laws, and regulations and all orders, rulings, or other decisions of any court, administrative agency, or any other governmental authority relating to the protection of the environment.

(b) The Banking Center is not constructed of, nor does it contain as a component part, any material (either in its present form or as it may reasonably be expected to change through aging or normal use) that reasonably can be expected to release any substance, whether gaseous, liquid, or solid or that is known to be (either by single exposure or by repeated or prolonged exposure) injurious or hazardous to the health of persons occupying the premises or is a "Hazardous Substance" (defined below). Without limiting the generality of this Section, the Banking Center is, and during all applicable limitation periods has been, to Seller's knowledge, free of asbestos except to the extent properly sealed or encapsulated in compliance with all applicable "Environmental Laws" (defined below) and all work-place safety, disability and health laws, regulations, and guidelines so as to completely prevent the escape of asbestos particles or fibers.

(c) During Seller's operation of the Banking Center, no part of the Banking Center has been used for the manufacture, handling, storage, or disposal of Hazardous Substances, except for conventional cleaning and maintenance materials in quantities customary for commercial operations of the nature conducted by Seller at the Banking Center.

(d) Except as disclosed in writing to Purchaser, the Banking Center does not contain, nor has it ever contained, an "underground storage tank" as that term is defined in the Federal Hazardous and Solid Waste Amendments of 1984 to the Resource Conservation and Recovery Act.

(e) There is no action, suit, investigation, inquiry, or other proceeding, ruling, order, or citation involving Seller, pending, threatened, or previously asserted as a result of any actual or alleged failure to comply with any requirement of any Environmental Laws with respect to the Banking Center, and there is no factual basis for any of the foregoing. Seller has not received a notice that they are a potentially responsible party under any state or federal Environmental Law.

(f) Neither F&M Bank nor Fidelity Bank is an "owner or operator" of a "facility" or "vessel," as those terms are defined in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A. Section 9601 ("CERCLA"), thereby owning, possessing, transporting, generating, or disposing of any Hazardous Substances in relation to the Banking Center.

For purposes of this Section 5.12, "Hazardous Substances" has the meaning defined in Section 9601 of CERCLA, and includes any substance that is now or hereafter regulated by or subject to any Environmental Laws and any other pollutant, contaminant, or waste, including, without limitation, asbestos, radon, polychlorinated biphenyls, and petroleum products; and "Environmental Laws" mean all laws (civil or common), ordinances, rules, regulations, and orders that: (i) regulate solid waste management, including the containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substances. Until the Closing Date, Purchaser's sole remedy for a breach of the representations and warranties in this Section 5.12 shall be as provided in Section 2.11(b).

Section 5.13.       Deposit Liabilities.

No selection procedures believed to be adverse to Purchaser has been utilized by Seller in selecting the Deposit Liabilities. The Deposit Liabilities are insured by the Federal Deposit

Insurance Corporation ("FDIC") to the fullest extent permitted by federal law and no action is pending or has been threatened by the FDIC against Seller with respect to the termination of such insurance. To Fidelity Bank's knowledge, the Deposit Liabilities (i) are in all respects genuine and enforceable obligations of Fidelity Bank and have been acquired and maintained in full compliance with all applicable Laws, including but not limited to the Truth in Savings Act and regulations promulgated thereunder; (ii) were acquired in the ordinary course of Fidelity Bank's business; and (iii) are not subject to any claims with respect to such Deposit Liabilities that are superior to the rights of persons shown on the records delivered to Purchaser indicating the owners of the Deposit Liabilities, other than claims against such Deposit Liabilities owners, such as state and federal tax liens, garnishments, and other judgment claims, which have matured or may mature into claims against the respective Deposit Liabilities.

Section 5.14.       Books, Records, Documentation, etc.

The books and records of the Banking Center are correct, accurate, and complete, in all material respects, have been maintained in a consistent and a customary manner, and are in material compliance with all applicable federal and state laws and regulations and customary banking practices. The deposit- and lending-related forms, notices, statements, and related documentation, as well as Seller's policies, procedures, and practices with respect thereto, used at the Banking Center comply in all material respects with applicable federal and state laws and regulations and customary banking practices.

Section 5.15.       Litigation.

There are no actions, causes of action, claims, suits, or proceedings, pending or, to Seller's knowledge, threatened, against Seller relating to the Banking Center or materially affecting the Banking Center, whether at law, in equity or before or by a governmental department, commission, board, bureau, agency, or instrumentality. For purposes of this section, claims will be considered to materially affect the Banking Center if the aggregate amount of such claims exceeds $10,000.

Section 5.16.       Tax Matters.

Seller has complied with the requirements of the Internal Revenue Service regarding taxpayer identification number certification, interest information reporting, and backup withholding of interest payable in connection with Deposit Liabilities. Seller has filed all federal, state, county, local, and foreign tax returns, including information returns, required to be filed by Seller in connection with Seller's operation of the Banking Center, and has paid all taxes owed by Seller, including those with respect to withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise, and sales taxes, and no taxes shown on such returns or assessments received by them are delinquent. Seller has paid all taxes that it is required to withhold from amounts owing to employees, creditors, holders of Deposit Liabilities, or other third parties. For all completed years, Seller has duly and timely sent to each holder of Deposit Liabilities a Form 1099 (or a substitute form permitted by law) relating to interest, earnings, or dividends paid on such accounts for those periods.

Section 5.17.       Limitation and Survival of Representations and Warranties.

Except as may be expressly represented or warranted in this Agreement, Seller makes no representation or warranty whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter or thing. The foregoing representations and warranties shall survive the Effective Time for a period of 12 months, except
Section 5.13, which shall survive the Effective Time for a period of six months, and except as otherwise specifically herein provided.

            ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as otherwise specifically herein provided, Purchaser hereby represents and warrants to Seller as follows:

Section 6.1.        Corporate Organization.

Purchaser is a national banking association, duly organized and validly existing, and in good standing under the laws of the United States of America. Purchaser has the corporate power and authority to carry on the business being acquired, to assume the liabilities being transferred, and to effect the transactions contemplated herein.

Section 6.2.        No Violation.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate or conflict with (i) Purchaser's charter or bylaws, (ii) any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound, (iii) any material statute, law, decree, regulation, or order of any governmental authority, or (iv) any material provision that will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

Section 6.3.        Corporate Authority.

Prior to the Closing Date, the consummation of the transactions contemplated herein will have been duly authorized by the Board of Directors or Executive Committee of Purchaser. No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

Section 6.4.        Enforceable Agreement.

This Agreement has been duly executed and delivered by Purchaser and is the legal, valid, and binding agreement of Purchaser, enforceable in accordance with its terms.

Section 6.5.        No Brokers.

All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser and Seller and there has been no participation or intervention by any other Person employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee, or like commission.

Section 6.6.        Survival of Representations and Warranties.

The foregoing representations and warranties shall survive the Effective Time for a period of 12 months.

                  ARTICLE VII - OBLIGATIONS OF PARTIES PRIOR TO
                            AND AFTER EFFECTIVE TIME

Section 7.1.        Full Access.

Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books, and records pertaining to the Banking Center, specifically including but not limited to all books and records relating to the Deposit Liabilities, the Loans, the Banking Center, and the Personal Property, and copies of the Real Property Lease, Equipment Leases, and Software Leases so that Purchaser may have full opportunity to make reasonable investigations and to engage in operational planning, at reasonable times, without interfering with the normal business and operations of the Banking Center or the affairs of Seller relating to the Banking Center. Seller will cooperate with Purchaser to the extent reasonably requested and legally permissible to provide Purchaser with information about Employees and a means to meet with Employees. The officers of Seller shall furnish Purchaser with two standard sets of such additional financial and operating data and other information as to its business and properties at the Banking Center, or where otherwise located, as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this transaction. Any additional copies of such information shall be produced and provided at Purchaser's expense. Nothing in this Section 7.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets, or marketing or strategic plans. Records, including credit information relating to the Loans, will be made available for review by Purchaser no later than 30 calendar days after the execution of this Agreement. It is understood that certain of Seller's records may be available only in the form of photocopies, film copies, or other non-original and non-paper media.

Section 7.2.        Delivery of Magnetic Media Records.

Seller shall prepare or cause to be prepared at its expense and make available to Purchaser at Seller's data processing center or other reasonably convenient location magnetic media records in Seller's field format as soon as possible and in any event not later than 30 calendar days after the execution of this Agreement and further shall make available to Purchaser such records updated monthly and as of the Closing Date, which records shall contain the information related to the items described in items 3.2(b)(5), (6), and (7) above. Such updated records shall be made available at such time after the Closing Date as agreed to by the parties. At its option, Seller may provide such reports in paper format instead of magnetic media format.

Section 7.3.        Application for Approval.

Within 30 calendar days following the execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish a branch at the location of the Banking Center, and to effect in all other respects the transactions contemplated herein. Purchaser agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence, and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals. On the date hereof, Purchaser knows of no reason why such applications should not receive all such approvals. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification that any application provided for hereunder has been accepted or denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

Section 7.4.        Conduct of Business; Maintenance of Properties.

From the date hereof until the Effective Time, Seller shall:

         (1) carry on, or cause to be carried on, the business of the Banking Center substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers, and others having business relationships with it and whose accounts will be retained at the Banking Center; provided, however, that Seller need not, in its sole discretion, advertise or promote new or substantially new customer services in the principal market area of the Banking Center;

         (2) cooperate with and assist Purchaser in assuring the orderly transition of the business of the Banking Center to Purchaser from Seller; and

         (3) maintain the Banking Center and the Personal Property in their current conditions, ordinary wear and tear excepted.

Section 7.5.        No Solicitation by Seller.

(a) After the execution of this Agreement, Seller will take reasonable steps to avoid causing Banking Center customers to transfer all or part of their Deposit or Loan business from the Banking Center. For a period of 24 months after the Closing Date, Seller will not establish any new branch facility or install any automated teller machines at any location within a radius of 18 miles from the Banking Center; provided, however, that this restriction will not apply to any branch existing as of the date of this Agreement nor prohibit Seller from acquiring a branch facility or automated teller machine as part of an acquisition of another bank or bank holding company that has at least 85% of its total deposits attributed to branch offices located outside Washington County, Maryland. As of the date of this Agreement, Seller does not have any plans to make any such acquisitions, but Seller may make such acquisitions in the future. In addition, for a period of 24 months after the Closing Date, Seller will not specifically target or solicit customers assigned to the Banking Center; provided, however, that this restriction shall not restrict general mass mailings, telemarketing calls, statement stuffers, and other similar communications directed to all the current customers of Seller or Seller's affiliates, or to the public or newspaper, radio, or television advertisements of a general nature or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules, or regulations. The foregoing restriction shall not restrict the ability of Seller or any of its affiliates from: (i) engaging in the lines of business excluded from the Transferred Assets, namely, the Dealer Sales line of business, and (ii) soliciting customers whose accounts are normally established or maintained in offices other than the Banking Center. In addition, it is understood and agreed that the restrictions contained in this paragraph 7.5(a) shall not be binding upon or apply to any Person who merges, consolidates, or otherwise becomes affiliated with Seller, or any of such Person's affiliates or successors, as a result of a business combination transaction where such business combination transaction was not undertaken for the primary purpose of re-entering the retail and corporate branch banking business within the area restricted by this paragraph 7.5(a). The obligations of the parties hereunder shall specifically survive the Closing for a period of 24 months.

(b) To facilitate Seller's compliance with the restrictions in this Section 7.5, Purchaser will give prompt notice to Seller of any mailing or other form of marketing that it determines is not consistent with such restrictions; provided, however, that the failure of Purchaser to so notify Seller shall not negate the provisions of this Section 7.5.

Section 7.6.        Efforts to Consummate; Further Actions.

The parties hereto agree to use all reasonable efforts to satisfy or cause to be satisfied as soon as practicable their respective obligations hereunder and the conditions precedent to Closing. The parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Included in such actions shall be the execution and delivery of additional powers of attorney and such other documents and instruments as shall be prepared and reasonably requested by Purchaser to transfer the Loans and all collateral related thereto. Such assistance will be provided to the Purchaser without costs for Seller's personnel for a period of at least 12 months after the Closing Date.

Section 7.7.        Fees and Expenses.

Subject to the provisions of Section 10.3 and except as provided in Section 2.9,
Section 2.11(b), and this Section 7.7, Purchaser shall be responsible for the costs of all title examinations, surveys, environmental investigation costs, its own attorneys' and accountants' fees and expenses, software license and transfer fees, recording costs, transfer fees, sales and use and other transfer taxes, regulatory applications, and other expenses arising in connection therewith as well as all costs and expenses associated with the transfer or perfection of any security interest or lien securing Loans transferred hereunder. Purchaser shall pay the costs of any applicable title insurance premiums and documentary stamps and similar real estate transfer charges. Seller shall be responsible for its own attorneys' and accountants' fees and expenses related to this transaction. Seller shall make no charge to the Purchaser for Seller's personnel assigned to transition matters hereunder.

Section 7.8.        Operations.

Notwithstanding the foregoing, between the date of this Agreement and the Effective Time, and except as may be otherwise required by regulatory authority, Fidelity Bank shall underwrite and administer the Loans at the Banking Center in accordance with its past standards and practices and in accordance with applicable laws and regulations and shall not without the prior consent of Purchaser, which consent shall not be unreasonably withheld:

         (1) cause the Banking Center to engage or participate in any material transaction or incur or sustain any obligation which is material to its business, condition, or operation;

         (2) cause the Banking Center to transfer to Seller's other operations any material amount of Transferred Assets, except for (i) supplies, if any, that have unique function in Seller's business and ordinarily would not be useful to Purchaser, (ii) cash and other normal intrabank transfers that may be transferred in the ordinary course of business in accordance with normal banking practices, and (iii) signs, or those parts thereof, bearing Seller's name and/or logo;

         (3) except in the ordinary course of business at the unsolicited request of depositors (i) cause the Banking Center to transfer to Seller's other operations any Deposit Liabilities, or (ii) cause any of Seller's other operations to transfer to the Banking Center any Deposit Liabilities;

         (4) invest in any fixed assets on behalf of the Banking Center and for replacements of furniture, furnishing, and equipment except for normal maintenance and refurbishing purchased or made in the ordinary course of business;

         (5) materially breach or terminate the Real Property Lease or any Operating Contract, or enter into or amend any continuing contract (other than Deposit Liabilities and Loans) relating to the Banking Center that cannot be terminated without cause and without payment of any amounts as a penalty, bonus, premium, or other compensation for termination, or that is not made in the ordinary course of business;

         (6) undertake any actions that are inconsistent with a program to use all reasonable efforts to maintain good relations with customers and with employees employed at the Banking Center, unless such actions are required or permitted by this Agreement;

         (7) hire any individual into the Banking Center (other than to replace a departing employee and/or to bring the number of employees at the Banking Center to normal staffing levels), transfer or reassign any employee of the Banking Center, increase the compensation of any employee of the Banking Center, or promote any of the employees, except where any such action is pursuant to and consistent with customary Seller's procedures and policies;

         (8) make any material change to its customary policies for setting rates on deposits offered at the Banking Center;

         (9) amend or modify any of its promotional, deposit account, or Loan practices at the Banking Center other than amendments or modifications in the ordinary course of business in accordance with amendments or modifications undertaken at Seller's branches other than the Banking Center;

         (10) enter into any employment severance, termination, or change in control contracts or understandings with any employee of the Banking Center;

         (11) reduce the service charges on any deposit product or fee-based product (e.g. safe deposit boxes, money orders, cashier's checks), unless such reduction is implemented generally in Seller's other branches;

         (12)     lease or sublease any space in the Banking Center,

         (13) until the Effective Time fail to maintain and update its general ledgers on a basis consistent with its past accounting practices; or

         (14) undertake any actions that would result in a Title Defect or fail to take any action to remove or cure a Title Defect caused by the Seller after the date hereof.

Section 7.9.        Destruction and Condemnation.

If any of the Banking Center is damaged or destroyed or condemned between the date hereof and the Closing Date, unless Seller has repaired or replaced the damage or destroyed property, Purchaser may elect, in its sole discretion, to either (i) not acquire the damaged Banking Center and the related assets and liabilities or, (ii) acquire the damaged Banking Center, in which event Seller will deliver to Purchaser any insurance proceeds, condemnation proceeds, or other payment with respect to the Banking Center.

Section 7.10.       Insurance.

As of the Effective Time, Fidelity Bank will discontinue its insurance coverage maintained in connection with the Banking Center and the activities conducted thereon. Purchaser shall be responsible for all insurance protection for the Banking Center and the activities conducted thereon immediately following the Effective Time. Fidelity Bank shall bear the risk of loss until the Effective Time.

Section 7.11.       Public Announcements.

Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment, regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment. Further, Seller and Purchaser acknowledge the sensitivity of this transaction to the Employees and no announcements or communications with the public or the Employees shall be made without the prior approval of Seller until the Effective Time.

Section 7.12.       Tax Reporting.

Seller shall comply with all tax reporting obligations in connection with transferred assets and liabilities on or before the Effective Time, and Purchaser shall comply with all tax reporting obligations with respect to the Transferred Assets and liabilities after the Effective Time.

Section 7.13.       Transitional Matters.

Seller shall use its best efforts to cooperate with Purchaser to assure an orderly transition of ownership of the Transferred Assets and Loans and responsibility for the liabilities, including the Deposit Liabilities, assumed by Purchaser hereunder.

              ARTICLE VIII - CONDITIONS TO PURCHASER'S OBLIGATIONS

The obligation of Purchaser to complete the transactions contemplated in this Agreement is conditioned upon fulfillment, on or before the Closing Date, of each of the following conditions:

Section 8.1.        Representations and Warranties True.

The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

Section 8.2.        Obligations Performed.

Seller shall have (i) delivered or made available to Purchaser those items required by Section 3.2(b) hereof, and (ii) performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

Section 8.3.        No Adverse Litigation.

As of the Effective Time, no action, suit, or proceeding shall be pending or threatened against Seller that is reasonably likely to (i) materially and adversely affect the business, properties, and assets of the Banking Center, or
(ii) materially and adversely affect the transactions contemplated herein.

Section 8.4.        Regulatory Approval.

(a) Purchaser shall have received all necessary regulatory approvals of the transactions provided in this Agreement; all notice and waiting periods required by law to pass shall have passed; no proceeding to enjoin, restrain, prohibit, or invalidate such transactions shall have been instituted or threatened; and any conditions of any regulatory approval shall have been met.

(b) Such approvals shall not have imposed any condition that is materially disadvantageous or burdensome to Purchaser.

Section 8.5.        Seller's Negotiation of Lease Extension for the Banking
                    Center.

Seller shall have negotiated an amendment to the Real Property Lease in the form substantially attached hereto as Exhibit 8.5 (the "Lease Amendment"), which shall be signed and binding upon the Landlord. Other than as provided in the Lease Amendment, Buyer shall be bound by all other terms of the Real Property Lease.

                 ARTICLE IX - CONDITIONS TO SELLER'S OBLIGATIONS

The obligation of Seller to complete the transactions contemplated in this Agreement is conditioned upon fulfillment, on or before the Closing Date, of each of the following conditions:

Section 9.1.        Representations and Warranties True.

The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

Section 9.2.        Obligations Performed.

Purchaser shall have (i) delivered to Seller those items required by Section 3.2(c) hereof, and (ii) performed and complied in all material respects, with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 9.3.        No Adverse Litigation.

As of the Effective Time, no action, suit, or proceeding shall be pending or threatened against Purchaser or Seller that might materially and adversely affect the transactions contemplated hereunder.

Section 9.4.        Regulatory Approval.

(a) Purchaser shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein; the waiting periods required by law to pass shall have passed; no proceeding to enjoin, restrain, prohibit, or invalidate such transactions shall have been instituted or threatened; and any conditions of any regulatory approval shall have been met.

(b) Purchaser's regulatory approvals shall not have imposed any condition that is materially disadvantageous or burdensome to Seller.

Section 9.5.        Lessors' Consents.

Seller shall have obtained such consents or approvals from the lessor or sublessor as are deemed necessary or desirable by Seller to the assignment or sublease of the Real Property Lease.

                             ARTICLE X - TERMINATION

Section 10.1.       Methods of Termination.

This Agreement may be terminated in any of the following ways:

         (1) by either Purchaser or Seller in writing five calendar days in advance of such termination, if the Closing has not occurred by May 31, 2004; provided that a party shall not be permitted to terminate this Agreement on such date if the failure of the Closing to occur prior to such date arises out of or results from the actions, inactions, or omissions of the terminating party;

         (2) at any time on or prior to the Effective Time by the mutual consent in writing of Seller and Purchaser;

         (3) by Seller in writing if the conditions set forth in Article IX of this Agreement shall not have been met by Purchaser or waived in writing by Seller prior to the Closing Date;

         (4)        by Purchaser in writing if the conditions set forth in
                    Article VIII of this Agreement shall not have been met by Seller or waived in writing by Purchaser prior to the Closing Date;

         (5) by Purchaser in writing if it exercises its option to terminate this Agreement pursuant to paragraphs 2.10(c), 2.10(d) or 2.11(b) hereof.

         (6) any time prior to the Effective Time, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking, or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; provided, however, that there shall be no cure period in connection with any breach of Section
                    7.3 hereof, so long as such breach by Purchaser was not caused by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within 30 calendar days after the date of this Agreement as provided in that section; or

         (7) by Seller or Purchaser in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transactions contemplated herein.

Section 10.2.       Procedure Upon Termination.

In the event of termination pursuant to Section 10.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate. If this Agreement is terminated as provided herein:

         (1) each party will return all documents, work papers, and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same;

         (2) all information received by either party hereto with respect to the business of the other party (other than information that is a matter of public knowledge or that has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons; and

         (3)        each party will pay its own expenses.

Section 10.3.       Payment of Expenses.

Notwithstanding section 10.2(3), should the transactions contemplated herein not be consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party upon demand, itemization, and documentation, its reasonable outside legal, accounting, consulting, and other out-of-pocket expenses.

                      ARTICLE XI - MISCELLANEOUS PROVISIONS

Section 11.1.       Amendment and Modification.

The parties hereto, by mutual consent, my amend, modify, and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 11.2.       Waiver or Extension.

Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (i) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (ii) compliance with any of the undertakings, obligations, covenants, or other acts contained herein.

Section 11.3.       Assignment.

This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other.

Section 11.4.       Confidentiality.

Purchaser and Seller agree that any confidentiality agreements between Purchaser and Seller shall survive the execution hereof and the consummation of the transactions contemplated herein.

Section 11.5.       Addresses for Notices, Etc.

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) deposited in the United States Mail by registered or certified mail, return receipt requested, (iii) sent by telecopier (with electronic confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or
(iv) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            If to Seller, to:         Farmers & Mechanics Bank
                                      110 Thomas Johnson Drive
                                      Frederick, Maryland 21702
                                      Attn:  Gordon M. Cooley, Esq.
                                      Senior Vice President/General Counsel
                                      Facsimile Number:  (301) 695-3080

                                      The Fidelity Bank
                                      128 W. Washington Street
                                      Hagerstown, MD 21741-1179
                                      Attn:  J. Brian Gaeng
                                      President/CEO
                                      Facsimile Number:  ______________

            with a copy to:           Carla Stone Witzel, Esq.
                                      Gordon, Feinblatt, Rothman, Hoffberger &
                                        Hollander, LLC
                                      233 East Redwood Street
                                      Baltimore, Maryland 21202
                                      Facsimile Number:  (410) 576-4246

            If to Purchaser, to:      Citizens National Bank of Berkeley Springs
                                      212 S. Washington Street
                                      P.O. Box 130
                                      Berkeley Springs, West Virginia 25411
                                      Attn: Thomas F. Rokisky, President/CEO
                                      Facsimile Number:  (304) 258-3637

            with copies to:           Charles S. Trump, IV, Esq.
                                      Trump & Trump
                                      171 S. Washington Street
                                      Berkeley Springs, West Virginia 25411
                                      Facsimile Number:  (304) 258-4069

            and to:                   Charles D. Dunbar, Esquire
                                      Jackson Kelly PLLC
                                      1600 Laidley Tower (Zip 25301)
                                      P.O. Box 553
                                      Charleston, West Virginia 25322
                                      Facsimile Number:  (304) 340-1080

Section 11.6.       Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.7.       Headings.

The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part thereof.

Section 11.8.       Governing Law.

This Agreement is made in the State of Maryland, and shall be construed and enforced in accordance with the laws of the State of Maryland, excluding any conflicts of law principle that would apply the law of another jurisdiction.

Section 11.9.       Sole Agreement.

Except for the confidentiality agreements described in Section 11.4 hereof, this Agreement and the exhibits and attachments hereto represent the sole agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 11.10.      Parties In Interest.

Nothing in this Agreement, express or implied, including, without limiting the generality of the foregoing in any way, the provisions of paragraphs 2.6(a) through 2.6(e) hereof, is intended or shall be construed to confer upon or give to any Person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant, or agreement contained herein.

Section 11.11       Calculation of Dates and Deadlines.

Unless otherwise specified, any period of time to be determined under this Agreement shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Agreement shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Frederick, Maryland.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

                                          FARMERS & MECHANICS BANK

                                          By: /s/ Gordon M. Cooley
                                              ----------------------------------
                                          Name: Gordon M. Cooley
                                          Title:  Senior Vice President

                                          THE FIDELITY BANK


                                          By: /s/ J. Brian Gaeng
                                              ----------------------------------
                                          Name: J. Brian Gaeng
                                          Title:  President/CEO

                                          CITIZENS NATIONAL BANK OF BERKELEY
                                            SPRINGS

                                          By: /s/ Thomas F. Rokisky
                                              ----------------------------------
                                          Name:  Thomas F. Rokisky
                                          Title:  President/CEO

                        PURCHASE AND ASSUMPTION AGREEMENT

                                  BY AND AMONG

                            FARMERS & MECHANICS BANK,

                                THE FIDELITY BANK

                                       AND

                   CITIZENS NATIONAL BANK OF BERKELEY SPRINGS


                                LIST OF EXHIBITS

         Exhibit No.       Description

         2.1(a)            List of Operating Contracts
         2.1(b)(1)         List of Excluded Assets
         2.4(a)            List of Loans
         2.4(j)            Form of Power of Attorney
         3.2(b)(1)         Form of Bill of Sale
         3.2(b)(2)         Form of Assignment and Assumption Agreement
         3.2(b)(3)         Form of Assignment and Assumption of Lease
         3.2(b)(13)        Form of Closing Statement
         8.5               Form of Lease Amendment

                                                                  EXHIBIT 2.4(a)

                                      LOANS

         F&M BANK:

         THE FIDELITY BANK:

                                                                  EXHIBIT 2.4(i)


                                POWER OF ATTORNEY

         THIS POWER OF ATTORNEY is dated this ____ day of ___________, 2004, by FARMERS & MECHANICS BANK, a Maryland-chartered commercial bank, and THE FIDELITY BANK, a Maryland chartered commercial bank (collectively, "Seller"), to be effective as of 5:00 p.m., local time, on __________________, 2004.

                                  WITNESSETH:

         WHEREAS, Seller and CITIZENS NATIONAL BANK OF BERKELEY SPRINGS, a national banking association ("Purchaser"), have entered into a Purchase and Assumption Agreement dated as of _________________, 2004 (the "Agreement"), which provides for the sale by Seller to Purchaser of certain personal property; and

         WHEREAS, in a Bill of Sale to Purchaser, dated __________________, 2004 (the "Bill of Sale"), Seller has agreed, from time to time, at the request of Purchaser to execute, acknowledge and deliver to Purchaser any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to Purchaser certain Transferred Assets (as defined in the Agreement) being acquired by Purchaser pursuant to the Agreement, including loans and the collateral therefor to the extent of Seller's interest in such collateral and files and records relating to such loans, (ii) enable Purchaser to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purpose of the Bill of Sale.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Seller hereby irrevocably appoints and authorizes the President or any Vice President, or the Secretary or any Assistant Secretary, of Purchaser as its attorney-in-fact, solely for the purpose of endorsing and recording, pursuant to the Bill of Sale, notes and/or security instruments, or any other such documentation relating to the loans transferred thereby in Seller's name, to receive and collect any and all monies due under such loans, and to enforce performance of all loans and instruments covered thereby; provided, however, that such power of attorney is not intended to and does not convey to Purchaser any right to endorse or record any documents of title relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be duly executed by its duly authorized officer as of the day and year first above written.

WITNESSES:                               FARMERS & MECHANICS BANK



                                         By:
-------------------------------             ------------------------------------
                                         Name:
                                         Title:


                                         THE FIDELITY BANK



                                         By:
-------------------------------             ------------------------------------
                                         Name:
                                         Title:


STATE OF MARYLAND                   )
                                    )
COUNTY OF FREDERICK                 )

         Before me, the undersigned Notary Public, in and for the State and County aforesaid, duly commissioned, qualified and acting personally appeared _____________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself or herself to be ______________ of Farmers & Mechanics Bank, a Maryland commercial bank, and he or she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself or herself as such officer.

WITNESS my hand and official seal of office at Frederick, Frederick County, Maryland, this the ______ day of ______________, 2004.



                                            ------------------------------------
                                            Notary Public

My commission expires:

STATE OF MARYLAND                   )
                                    )
COUNTY OF FREDERICK                 )

         Before me, the undersigned Notary Public, in and for the State and County aforesaid, duly commissioned, qualified and acting personally appeared _____________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself or herself to be ______________ of The Fidelity Bank, a Maryland commercial bank, and he or she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself or herself as such officer.

WITNESS my hand and official seal of office at Frederick, Frederick County, Maryland, this the ______ day of ______________, 2004.



                                            ------------------------------------
                                            Notary Public

My commission expires:

                                                               EXHIBIT 3.2(b)(1)


                                  BILL OF SALE

         THIS BILL OF SALE is dated this ____ day of ____________, 2004, by FARMERS & MECHANICS BANK, a Maryland-chartered commercial bank, and THE FIDELITY BANK, a Maryland chartered commercial bank (collectively, "Seller").

                                  WITNESSETH:

         WHEREAS, Seller and CITIZENS NATIONAL BANK OF BERKELEY SPRINGS, a national banking association ("Purchaser"), have entered into a Purchase and Assumption Agreement dated as of _______________, 2004 (the "Agreement"), which provides for the sale by Seller to Purchaser of certain personal property and loans related to the banking office located at 333 East Main Street, Hancock, Maryland 21750 (the "Banking Center"), all as set forth in the Agreement. Capitalized terms used, but not defined, herein shall have the meanings defined in the Agreement.

         NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, hereby grants, bargains, sells, assigns, sets over, conveys and transfers to Purchaser all of its right, title and interest in and to the following:

         (a)      the Transferred Assets; and

         (b) all of Seller's available files and records related to the Transferred Assets, the Deposit Liabilities, and other liabilities that are being transferred.

         Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Purchaser and its successors and assigns that Seller (i) own the Transferred Assets free and clear of any mortgages, liens, security interests, or pledges, and (ii) shall, from time to time, at the request of Purchaser, execute, acknowledge, and deliver to Purchaser any and all further instruments, documents, endorsements, assignments, information, materials, and other papers that may be reasonably required to transfer the Transferred Assets to Purchaser, to enable Purchaser to bill, collect, service, and administer the Loans and to give full force and effect to the full intent and purposes of this Bill of Sale.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers as of the day and year first above written.

                                                       FARMERS & MECHANICS BANK



                                                       By:
                                                          ----------------------
                                                       Name:
                                                       Title:


                                                       THE FIDELITY BANK



                                                       By:
                                                          ----------------------
                                                       Name:
                                                       Title:

                                                               EXHIBIT 3.2(b)(2)


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ___ day of ______________, 2004, by and between FARMERS & MECHANICS BANK, a Maryland-chartered commercial bank, and THE FIDELITY BANK, a Maryland-chartered commercial bank (collectively, "Seller"), and CITIZENS NATIONAL BANK OF BERKELEY SPRINGS, a national banking association ("Purchaser").

                                  WITNESSETH:

         WHEREAS, Seller and Purchaser have entered into a Purchase and Assumption Agreement, dated as of ________________, 2004 (the "Agreement"), which provides for the assignment by Seller of all of its right and interest in and to certain leases, contracts, deposit accounts, and other liabilities related to the banking office located at 333 East Main Street, Hancock, Maryland 21750 (the "Banking Center"), and the assumption by Purchaser of all of Seller's liabilities and obligations thereunder, all as set forth in the Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged by Seller and Purchaser, and subject to the terms and conditions of the Agreement, Seller hereby assigns, transfers, and sets over to Purchaser all of Seller's right and interest to, and Purchaser does hereby assume, and agree to perform all of Seller's duties, obligations, and liabilities as recorded on Seller's books and records as of the Effective Time, for payment to the depositors of, and Seller's written contractual duties and obligations relating to, the deposit accounts assigned to the Banking Center as of the Effective Time (including accrued but unpaid or uncredited interest thereon), except for those deposit accounts and liabilities described in Section 2.3(b) of the Agreement (the "Deposit Liabilities"), and all of Seller's duties, obligations, and liabilities accruing or arising on or after the Effective Time in connection with the following assets (the "Assets"):

         (a) All assignable leases for equipment located at the Banking Center as listed on Exhibit A;

         (b) the assignable, stand-alone software licenses and leases affecting the Banking Center as listed on Exhibit A;

         (c) all safe deposit contracts and leases for the safe deposit boxes (exclusive of contents) located at the Banking Center as listed on Exhibit A; and

         (d) all assignable operating contracts of the Banking Center listed on Exhibit A.

         This Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of, Seller, Purchaser, and each of their successors and assigns and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

         This Assignment and Assumption Agreement, and the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with the laws of the State of Maryland, excluding any conflicts of law principle that would apply the law of another jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                                          FARMERS & MECHANICS BANK

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          THE FIDELITY BANK

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          CITIZENS NATIONAL BANK OF BERKELEY
                                            SPRINGS

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                  EXHIBIT A TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

List of assignable equipment leases:

List of assignable software licenses and leases:

List of safe deposit contracts and leases for safe deposit boxes

                (see separate electronic file)

List of assignable operating contracts:

                                                               EXHIBIT 3.2(b)(3)

                       ASSIGNMENT AND ASSUMPTION OF LEASE

                  Site:    Hancock Branch
                           333 East Main Street
                           Hancock, Maryland 21750

         This Assignment and Assumption of Lease (this "Assignment") is entered into effective as of _____ p.m. local time in ______________, Maryland on ____________, 2004 ("Effective Time") by and between The Fidelity Bank, a Maryland-chartered commercial bank ("Fidelity Bank"), and Citizens National Bank of Berkeley Springs, a national banking association ("Assignee"). (Any terms capitalized but not defined herein shall have the meaning ascribed to them in the Lease described below.)

         WHEREAS, Fairview Orchards Landbesitz, Inc., a Maryland corporation ("Lessor"), as lessor, and Farmers & Mechanics Bank, a Maryland-chartered commercial bank ("F&M Bank"), as lessee, entered into a certain Lease dated April 29, 1987 (the "Original Lease"), covering certain premises described therein, which are located at 333 East Main Street, Hancock, Maryland 21750 (the "Leased Premises").

         WHEREAS, the Original Lease was assigned to and assumed by Fidelity Bank, as lessee, pursuant to an Assignment and Assumption of Lease dated October 23, 2003 from F&M Bank to Fidelity Bank;

         WHEREAS, F&M Bank, Fidelity Bank, Assignee and Lessor entered into an Amendment to Lease and Release dated ______________, 2004 to, among other things, amend certain terms of the Original Lease (the Original Lease, as amended, the "Lease").

         WHEREAS, F&M Bank, Fidelity Bank, and Assignee entered into a certain Purchase and Assumption Agreement dated as of ________________, 2004 (the "P&A Agreement"), whereby Fidelity Bank agreed to assign to Assignee, and Assignee agreed to assume, all of Fidelity Bank's right, title and interest as the lessee under the Lease; and

         WHEREAS, the Lease does not contain a restriction or limitation on the lessee's right to assign its interest in the Lease, and the Lease provides that the terms of the Lease are binding on the lessee's successors and assigns.

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration paid by Assignee to Fidelity Bank and in consideration of the mutual covenants contained herein, Fidelity Bank and Assignee hereby agrees as follows:

         1. Assignment. Fidelity Bank hereby assigns, transfers, sets over and delivers to Assignee, without representation or warranty of any kind, except as may be provided otherwise in the P&A Agreement, all of Fidelity Bank's right, title and interest as lessee in, to and under the Lease, subject to the terms, covenants, conditions, and provisions set forth in the Lease.

         2. Assumption of Lease Terms, Covenants and Obligations. Assignee hereby accepts the assignment by Fidelity Bank of its right, title and interest under the Lease and assumes and agrees to perform from and after the Effective Time as its direct obligation to the lessor under the Lease, all the covenants, obligations and other provisions to be performed by the lessee under the Lease accruing or arising from and after the Effective Time, including but not limited to the obligation to pay in accordance with the terms of the Lease, rent and all other monetary obligations. On or before the Effective Time, Assignee shall reimburse Fidelity Bank for any security deposits paid by Fidelity Bank under the Lease. Assignee hereby acknowledges that the Leased Premises shall be delivered by Fidelity Bank and accepted by Assignee "AS IS, WHERE IS" without warranties or representations of any kind, except as may be specifically provided otherwise in the P&A Agreement.

         3. Applicable Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and to be performed entirely within such state, without regard to the principles of conflict of laws thereof.

         4. Successors and Assigns. All the covenants, terms, and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         5. Headings. The headings of the paragraphs or section of this Assignment are inserted for convenience only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the undersigned have each caused this instrument to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                          THE FIDELITY BANK

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          CITIZENS NATIONAL BANK OF BERKELEY
                                            SPRINGS

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                                              EXHIBIT 3.1(b)(13)


                                CLOSING STATEMENT

             (Pre-Closing Balance Sheet __________________________)

Cash due Purchasers for:

         Deposit liabilities (including accrued interest)      _________________
         Pro rata real property taxes                          _________________
         Other prorated items                                  _________________
         Total Cash due Purchaser                              _________________

Cash due Seller for:

         Net Book Value of Banking Center
                  and Personal Property                        _________________
         Premium for Deposit Liabilities                       _________________
         Net Book Value of Loans (including accrued interest)  _________________
         Premium for Net Book Value of Loans                   _________________
         Coins and Currency                                    _________________
         Other prorated items                                  _________________
         Total Cash due Seller                                 _________________

         Net cash due (Purchaser) (Seller)                     _________________


                        [DOCUMENT CONTINUED ON NEXT PAGE]

                              [DOCUMENT CONTINUED]

         Purchaser hereby approves the Closing Statement, acknowledges receipt of the net cash due Purchaser and assume liability for payment of all taxes and other items as provided for in the Purchase and Assumption Agreement between Seller and Purchaser dated as of _______________, 2004 (the "Agreement") to be paid by Purchaser. Seller hereby approves the Closing Statement, acknowledges receipt of the total cash due Seller, and assumes liability for payment of all taxes and other items provided for in the Agreement to be paid by Seller. Seller and Purchaser agree to make subsequent adjustments to the extent necessary in accordance with Section 3.3 of the Agreement.

                                          FARMERS & MECHANICS BANK

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          THE FIDELITY BANK

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          CITIZENS NATIONAL BANK OF BERKELEY
                                            SPRINGS

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                                                     EXHIBIT 8.5

                         AMENDMENT TO LEASE AND RELEASE

         This Amendment to Lease and Release (this "Amendment and Release") is entered into this ____ day of _________, 2004 by and among Fairview Orchards Landbesitz, Inc., a Maryland corporation ("Lessor"), The Fidelity Bank, a Maryland commercial bank ("Fidelity Bank"), Farmers & Mechanics Bank, a Maryland commercial bank ("F&M Bank"), and Citizens National Bank of Berkeley Springs, a national banking association ("Citizens National Bank").

         WHEREAS, Lessor, as lessor, and F&M Bank, as lessee, entered into a certain Lease dated April 29, 1987 (the "Lease"), covering certain premises described therein, which are located at 333 East Main Street, Hancock, Maryland 21750 (the "Leased Premises").

         WHEREAS, F&M Bank assigned to Fidelity Bank all of its right, title and interest, as lessee, in the Leased Premises pursuant to an Assignment and Assumption of Lease dated October 23, 2003.

         WHEREAS, Fidelity Bank, F&M Bank, and Citizens National Bank are negotiating a definitive agreement to effect the purchase and assumption by Citizens National Bank of certain assets and liabilities associated with the banking center located on the Leased Premises (the "Branch Purchase").

         WHEREAS, the Branch Purchase will contemplate the assignment of all of Fidelity Bank's right, title and interest, as lessee, in the Lease to Citizens National Bank and the assumption by Citizens National Bank of Fidelity Bank's liabilities under the Lease.

         WHEREAS, the parties to this Amendment and Release desire to amend the Lease and to provide for certain additional terms in the event that the Branch Purchase is consummated.

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration paid by Fidelity Bank and/or F&M Bank to the Lessor and in consideration of the mutual covenants contained herein, Lessor, Fidelity Bank, F&M Bank and Citizens National Bank hereby agree as follows:

         1. Amendment of Lease.

                  (a) The Lease is hereby amended to add the following terms, which shall supersede any other provision of the Lease to the extent inconsistent herewith:

                           (1) Upon the expiration of the current term of the
Lease (the "Current Term"), the Lease shall automatically renew for a 10-year term (the "Automatic Renewal Term") and the lessee shall thereafter have the right to renew the Lease for two additional 5-year terms (each an "Optional Renewal Term"), for a total optional renewal right of up to 10 years;

                           (2) The annual rent to be paid under the Lease by the
lessee during the Automatic Renewal Term shall be as follows, payable in monthly installments: (i) $21,000 for year one; and (ii) for each year thereafter, 102% of the previous year's rent;

                           (3) The annual rent to be paid under the Lease by the
lessee during the first Optional Renewal Term shall be as follows, payable in monthly installments: (i) for year one, 102% of the previous year's rent, plus the average annual increase in the Consumer Price Index as published by the United Stated Department of Labor (the "CPI") during the preceding five years; and (ii) for each year thereafter, 102% of the previous year's rent; and

                           (4) The annual rent to be paid under the Lease by the
lessee during the second Optional Renewal Term shall be as follows, payable in monthly installments: (i) for year one, 102% of the previous year's rent, plus the average annual increase in the CPI during the preceding five years; and (ii) for each year thereafter, 102% of the previous year's rent.

                  (b) This Amendment and Release shall have no effect on the rent payable to Lessor under the Lease for the remainder of the Current Term.

                  (c) Fidelity Bank and Citizens National Bank agree to notify Lessor of Fidelity Bank's assignment of its interest in the Lease to Citizens National Bank and to provide an executed original of any Assignment and Assumption of Lease with respect to the Lease promptly after such Assignment and Assumption of Lease is executed.

         2. Release. Lessor hereby agrees to release F&M Bank and Fidelity Bank for any breach or default by the lessee under the Lease that occurs subsequent to the time the Lease is assigned to and assumed by Citizens National Bank.

         3. Extension Fee. A $5,000 fee shall be due and payable to Lessor, which fee shall be the joint and several obligation of Fidelity Bank and F&M Bank, upon execution of this Amendment and Release.

         4. Ratification of Lease Terms. The parties hereto each ratify and confirm the Lease, as hereby amended, and agree that the Lease, as hereby amended, is and shall remain in full force and effect.

         5. Successors and Assigns. All the covenants, terms, and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         6. Applicable Law. This Amendment and Release shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and to be performed entirely within such state, without regard to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the undersigned, being duly authorized to do so, have each caused this instrument to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                          FARMERS & MECHANICS BANK

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          THE FIDELITY BANK

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          CITIZENS NATIONAL BANK OF BERKELEY
                                            SPRINGS

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE:

                                          FAIRVIEW ORCHARDS LANDBESITZ, INC.

                                          BY:
                                             -----------------------------------
                                          NAME:
                                          TITLE: